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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 2, 2001 (except for the last paragraph of Note 6, as to which the date is November 16, 2001), in the Registration Statement (Form S-1) and related Prospectus of Corcept Therapeutics Incorporated for the registration of shares of its common stock.

                                        /s/ ERNST & YOUNG

Palo Alto, California
December 20, 2001